UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2021
BRANDYWINE REALTY TRUST
BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of registrant as specified in charter)

Maryland
(Brandywine Realty Trust)	001-9106	23-2413352
Delaware
(Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)
2929 Walnut Street
Suite 1700
Philadelphia, PA 19104
(Address of principal executive offices) (Zip Code)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	BDN	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Brandywine Realty Trust:
Emerging growth company ☐
Brandywine Operating Partnership, L.P.:
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Brandywine Realty Trust: ☐
Brandywine Operating Partnership, L.P.: ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 4, 2021, the Compensation Committee of our Board of Trustees (the “Committee”) approved 2021 equity-based awards for our senior executives. This Current Report on Form 8-K describes awards made to those of our current executive officers who were identified as named executive officers in the proxy statement for our 2020 annual meeting of shareholders.
2021 Equity Awards:
The table below sets forth the equity-based long-term incentives awarded to each of the named executive officers. These awards were in the forms of (i) “Performance Units” and (ii) “Restricted Share Rights.”

Name	Performance Units (at target) (#)	Restricted Share Rights (1) (#)	Intended Total Grant Date Fair Value of Equity Awards ($)
Gerard H. Sweeney	134,175	88,854	$3,375,000
H. Jeffrey DeVuono	32,997	21,851	$830,000
George D. Johnstone	29,817	19,745	$750,000
William D. Redd	30,214	20,009	$760,000
Thomas E. Wirth	43,413	28,749	$1,092,000
1.Not including any additional shares that may be earned pursuant to the outperformance feature described below (which may range from 0 to 200% of the amount stated in this column).
Performance Units. Performance units represent the right to earn common shares under our 2021-2023 Restricted Performance Share Unit Program (the “Performance Unit Program”). The number of common shares, if any, deliverable depends on our total return to shareholders during the measurement period that commenced on January 1, 2021 and that ends on the earlier of December 31, 2023 or the date of a change of control, compared to the total return to shareholders for the measurement period of the component members (excluding us) of the FTSE NAREIT Equity Office Index (the “Index Companies”). If our total return to shareholders over the measurement period places us below the 25th percentile of the Index Companies, then no shares will be earned under the Performance Unit Program. If our total return to shareholders over the measurement period places us at or above the 25th percentile of the Index Companies, then a percentage of the awards (ranging from 50% to 200%) will be earned.
Dividends equivalents are credited as additional performance units, subject to the same terms and conditions as the original performance units, with respect to all dividends paid after the grant date and based on the price per common share on the applicable dividend payment date. In the event of a termination due to death, disability or qualifying retirement, performance will be evaluated and the earned shares (if any) will be determined as of the last day of the month in which the termination occurs; provided that, in the case of qualifying retirement, payout would be pro-rated based on the portion of the performance period actually worked since the grant date. For this purpose, an award recipient will be eligible for qualifying retirement once he or she attains age 57 and completes at least 15 years of service.
Restricted Share Rights. Restricted Share Rights represent the right to receive common shares on a future date, subject to any applicable service and/or performance conditions. Each Restricted Share Right is scheduled to vest in three equal installments on each of April 15, 2022, April 15, 2023 and April 15, 2024. Restricted Share Rights are subject to accelerated vesting in the event of death or disability prior to the otherwise scheduled vesting dates. In addition, vesting will also accelerate in the event of involuntary termination within one year following a change in control. Restricted Share Rights will also become payable upon qualifying retirement, even if it occurs prior to the otherwise applicable vesting date.
Dividend equivalents are payable in cash on the Restricted Share Rights with respect to all dividends paid after the grant date at the same time as the associated dividend payment (the foregoing only applies to the basic number of shares subject to these awards -- see below regarding dividend equivalents payable with respect to any additional shares earned under the outperformance feature of these awards).

Outperformance Feature for Restricted Share Rights. The Restricted Share Rights granted this year include an “outperformance feature” whereby additional shares may be earned, up to 200% of the shares subject to the basic award, based on the Company’s achievement of superior results for average FFO growth and aggregate investment activity during the three-year period ending December 31, 2023. These performance goals will be weighted equally to determine the number of additional shares earned, if any. Half of any additional shares earned will vest based on continued service through each of January 1, 2024 and January 1, 2025, provided that this additional service requirement will be waived in the event of a death, disability, qualifying retirement or involuntary termination within one year following a change in control.
In the case of death, disability or qualifying retirement prior to the end of the performance period, the opportunity to earn additional shares under the outperformance feature will remain in effect, but the number of additional shares earned at the conclusion of the performance period (if any) will be pro-rated to reflect the fraction of the performance period actually worked.
In the event of a change in control prior to December 31, 2023, the performance period will be truncated and the number of additional shares earned will be determined by the Committee based on performance through the end of the fiscal quarter immediately preceding the transaction. The additional time vesting period noted above will continue to apply, except as otherwise indicated with respect to death, disability, qualifying retirement or involuntary termination within one year following a change in control.
Dividend equivalents on any additional shares earned under the outperformance feature will be payable in cash at the same time as the associated dividend payment, but only with respect to dividends paid following the end of the performance period.
Forms of Performance Unit Program and Award Agreements
The award agreements for the Performance Units and Restricted Share Rights will be individualized for each recipient and will be in substantially the forms attached as exhibits to this Form 8-K. The Performance Unit Program is also attached as an exhibit to this Form 8-K. The discussion above is a summary only, and we encourage you to review the full text of the forms of award agreements and Performance Unit Program attached as exhibits.
Other Compensation Actions:
In addition, the Committee previously approved 2020 annual cash incentive payouts, 2021 base salaries and 2021 annual cash incentive targets for our named executive officers.
2020 Annual Cash Incentives Payable
The table below sets forth the annual cash incentive payouts earned with respect to 2020 performance (with achievement between 85% and 90% of performance targets), as determined by the Committee:

Name	Annual Incentive
Gerard H. Sweeney	$1,350,000
H. Jeffrey DeVuono	$373,500
George D. Johnstone	$337,500
William D. Redd	$323,000
Thomas E. Wirth	$409,500

2021 Base Salaries and 2021 Annual Cash Incentive Targets
The table below shows 2021 base salaries and 2021 annual cash incentive targets established by the Committee. In each case, the amounts reflect no change from 2020.

Name	2020 Base Salary	2021 Base Salary	2021 Salary Change (% of 2020 Base Salary)	2021 Annual Cash Incentive Target (% of Base Salary
Gerard H. Sweeney	$750,000	$750,000	0%	200%
H. Jeffrey DeVuono	$415,000	$415,000	0%	100%
George D. Johnstone	$375,000	$375,000	0%	100%
William D. Redd	$380,000	$380,000	0%	100%
Thomas E. Wirth	$455,000	$455,000	0%	100%

Item 9.01    Financial Statements and Exhibits

Exhibit	Description
10.1	Form of 2021-2023 Performance Unit Award Agreement.

10.2	2021-2023 Performance Share Unit Program.

10.3	Form of 2021 Restricted Common Share Rights Award.

104	Cover Page Interactive Data File (imbedded within the Inline XBRL document).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

BY:	BRANDYWINE REALTY TRUST, ITS GENERAL PARTNER

BY:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer
Date: March 10, 2021